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                                                                    Exhibit 23.1

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We consent to the reference to our Firm under the caption "Experts" and to the use of our report on the consolidated financial statements of MSU Corporation and Subsidiaries as of June 30, 1999 and for the three years in the period then ended, dated September 30, 1999; included in the Registration Statement, filed on Form S-1, of MSU Corporation, dated on or about August 3, 2000.


Moore Stephens Lovelace, P.A.
Certified Public Accountants

/s/ Moore Stephens Lovelace, P.A.

Orlando, Florida
August 3, 2000